EXHIBIT 99.1

PNM Resources 3rd Quarter Ongoing Earnings Up 39.1 Percent
New plant acquisitions and improved power plant performance key drivers
2006 guidance range reaffirmed

2006 THIRD QUARTER SUMMARY

•	GAAP (generally accepted accounting principles) earnings per diluted share of $0.62, up from $0.41 per diluted share in 2005
•	Ongoing earnings per diluted share of $0.63, compared to $0.46 per diluted share in 2005. Ongoing earnings up 39.1 percent to $44.4 million
•	New plant acquisitions contribute to earnings
•	Performance at baseload power plants improves
•	Rate reductions and lower usage impact utility results

(ALBUQUERQUE, N.M.) - PNM Resources (NYSE: PNM) today reported unaudited third quarter 2006 consolidated ongoing earnings per diluted share of $0.63 compared with $0.46 during the same period in 2005. The company also reported 2006 unaudited consolidated GAAP earnings per diluted share of $0.62, compared with $0.41 for the quarter in 2005.

Ongoing earnings exclude acquisition-related costs and other non-recurring gains and charges. A reconciliation of ongoing earnings to GAAP earnings is provided on the accompanying Schedule 1.

Strong performance at the PNM San Juan Generating Station, the Four Corners Plant and improved performance at the Palo Verde Nuclear Generating Station increased consolidated margin by creating additional marketing opportunities and reducing power purchases needed to meet jurisdictional and wholesale obligations. Also, the acquisition of the Twin Oaks Power facility continues to be a strong contributor to earnings.

“In addition to improved plant performance, First Choice Power continued its trend of strong earnings,” said Jeff Sterba, chairman, president and CEO. “The current earnings of PNM gas and electric utilities are declining despite solid customer growth, underscoring the need for rate adjustments. In May we filed for a gas rate increase of $20.7 million and we will file an electric rate case either late this year or early next year with any rate change to be effective January 2008.”

THIRD QUARTER PERFORMANCE SUMMARY

PNM Resources reported unaudited ongoing quarterly earnings available to common shareholders of $44.4 million, an increase of 39.1 percent compared with 2005. Consolidated quarterly GAAP earnings were $43.8 million, compared with $28.5 million in 2005.

Improved performance at baseload power plants, coupled with the Twin Oaks acquisition, contributed significantly to consolidated results. Growth of long-term wholesale contracts and higher market price spreads improved margins.

Electric utility operations in Texas and New Mexico were negatively impacted by rate reductions and reduced usage resulting from cooler weather.

YEAR-TO-DATE PERFORMANCE SUMMARY

For the nine months ended September 30, unaudited ongoing net earnings available to common shareholders totaled $88.8 million, or $1.27 per diluted share. For the same period in 2005, the company reported ongoing net earnings of $75.0 million, or $1.16 per diluted share. GAAP reported net earnings for the first nine months of 2006 totaled $86.5 million, or $1.24 per diluted share, compared with $60.5 million, or $0.92 per diluted share, in 2005.

First Choice Power was a strong contributor to consolidated earnings. Reduced natural gas consumption in PNM’s gas operations, coupled with electric rate reductions in Texas and New Mexico by both PNM and TNMP, negatively impacted earnings. Poor performance at Palo Verde earlier in the year largely offset contributions of strong wholesale marketing activities. For the year, the Twin Oaks acquisition significantly contributed to consolidated earnings.

QUARTER SEGMENT REPORTING

Regulated Operations

PNM - a natural gas and vertically integrated electric utility in New Mexico with distribution, transmission and generation assets.

•
Electric: PNM electric operations reported quarterly operating revenues of $161.7 million, down slightly compared with the same period in 2005. Margin increased slightly to $112.3 million. The 2.5 percent rate reduction that went into effect in September 2005 and lower usage due to cooler temperatures resulted in reduced margin. Retail customer growth was 3.0 percent.

•	Gas: PNM gas operations reported quarterly margin of $25.4 million, a slight increase compared with 2005. Customer growth of 2.4 percent was offset by the impact of lower per-customer usage.

Texas-New Mexico Power - a vertically integrated electric utility in New Mexico and a transmission-distribution company in Texas.

•
TNMP reported 2006 quarterly operating revenues of $70.2 million, a 1.7 percent decrease compared with the same period in 2005. Gross margin decreased 7.5 percent to $42.3 million, compared with 2005. The reduction in revenue and margin was primarily driven by reduced usage and New Mexico rate reductions that became effective January 2006.

Unregulated Operations

Wholesale - the Electric Wholesale business segment consists of the sale of electricity into wholesale markets.

•
Quarterly operating revenues increased 13.8 percent to $204.7 million and margin increased to $62.9 million, largely due to the addition of Twin Oaks, including the impacts of purchase accounting. Increased wholesale marketing activity, based on improved power plant availability, also contributed to the increase.

First Choice Power - a competitive retail electric provider in Texas.

•
First Choice reported 2006 quarterly operating revenues of $187.0 million, an increase of 20.3 percent compared with the same period in 2005. Gross margin increased 17.0 percent to $40.6 million, mainly driven by increases in customer growth and reduced gas prices.

•	Net customer growth was 12.8 percent.

EARNINGS GUIDANCE RANGE REAFFIRMED

The company today reaffirmed its 2006 ongoing earnings guidance range of $1.65 to $1.90. Management expects year-end results to be near the middle of the range.

THIRD QUARTER EARNINGS WEB CAST

PNM Resources will conduct its third quarter 2006 earnings conference call and Web cast for investors and analysts at 9 a.m. EST Friday, Nov. 3.

Participants in the United States call:	(800) 901-5247
Participants outside the United States call:	(617) 786-4501
Pass code:	95620579

The call will be broadcast live and the presentation available at www.PNMResources.com.
A transcript of the call also will be on PNM Resources’ Web site as soon as possible.

A replay of the conference call will be available through Nov. 10, 2006:

Participants in the United States call:	(888) 286-8010
Participants outside the United States call:	(617) 801-6888
Pass code:	99037035

Background:
About PNM Resources
PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M., with 2005 consolidated operating revenues of $2.1 billion. Through its utility and energy service subsidiaries, PNM Resources supplies electricity to 788,000 homes and businesses in New Mexico and Texas and natural gas to 482,000 customers in New Mexico. Its utility and generation subsidiaries are PNM, Texas-New Mexico Power and Altura Energy. Other subsidiaries include First Choice Power, a deregulated competitive retail electric provider in Texas and Avistar, an energy research and development company. PNM Resources has generation resources of approximately 2,840 megawatts and sells power on the wholesale market throughout the Southwest, Texas and the West. For more information, visit PNMResources.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this release that relate to future events or the Company's expectations, projections, estimates, intentions, goals, targets and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. You are cautioned that all forward-looking statements are based upon current expectations and estimates and the Company assumes no obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, the Company cautions you not to place undue reliance on these statements. The Company’s business, financial condition, cash flow and operating results are influenced by many factors, which are often beyond its control, that can cause actual results to differ from those expressed or implied by the forward looking statements. These factors include the potential unavailability of cash from the Company’s subsidiaries due to regulatory, statutory and contractual restrictions, the outcome of any appeals of the Public Utility Commission of Texas order in the stranded cost true-up proceeding, the ability of First Choice Power to attract and retain customers, changes in Electric Reliability Council of Texas protocols, changes in the cost of power acquired by First Choice Power, collections experience, insurance coverage available for claims made in litigation, fluctuations in interest rates, the risk that the Twin Oaks power plant will not be successfully integrated into PNMR, conditions in the financial markets affecting the Company's permanent financing for the Twin Oaks power plant acquisition, weather, water supply, changes in fuel costs, availability of fuel supplies, the effectiveness of risk management and commodity risk transactions, seasonality and other changes in supply and demand in the market for electric power, variability of wholesale power prices and natural gas prices, volatility and liquidity in the wholesale power markets and the natural gas markets, changes in the competitive environment in the electric and natural gas industries, the performance of generating units, including PVNGS, and transmission systems, the market for electrical generating equipment, the ability to secure long-term power sales, the risks associated with completion of the construction of generation, including the expansion of the Afton Generating Station, transmission, distribution and other projects, including construction delays and unanticipated cost overruns, state and federal regulatory and legislative decisions and actions, the outcome of legal proceedings, changes in applicable accounting principles and the performance of state, regional and national economies. For a detailed discussion of the important factors that affect the Company and that could cause actual results to differ from those expressed or implied by the Company's forward-looking statements, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's current and future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and the Company's current and future Current Reports on Form 8-K, filed with the SEC.

PNM Resources
Schedule 1:
3rd Quarter 2006 Reconciliation of Ongoing Earnings to GAAP Earnings

Third Quarter
	Quarter Ended Sept. 30,
	2006		2005
	Earnings	Diluted	Earnings	Diluted
	(in 000s)	EPS	(in 000s)	EPS
Net Earnings Available to Common Shareholders	$43,844	$0.62	$28,483	$0.41

Adjustments for Acquisition and Other Non-
Recurring Charges (net of income tax effects):
Acquisition Integration Costs	568	0.01	2,648	0.04
Refinancing	--	--	793	0.01
Software Write-off	--	--	--	--
Regulatory Liability	--	--	--	--
Total Adjustments	568	0.01	3,441	0.05

Net Ongoing Earnings Available to Common Shareholders	$44,412	$0.63	$31,924	$0.46

Avg. Diluted Shares - GAAP	70,761		69,533
Avg. Diluted Shares - Ongoing	70,761		69,533

Year-to-Date

	Year-to-Date Sept. 30,
	2006		2005
	Earnings	Diluted	Earnings	Diluted
	(in 000s)	EPS	(in 000s)	EPS
Net Earnings Available to Common Shareholders	$86,476	$1.24	$60,533	$0.92

Adjustments for Acquisition and Other
Non-Recurring Charges (net of income tax effects):
Acquisition Integration Costs	2,277	0.03	5,421	0.08
Refinancing	--	--	4,988	0.10
Software Write-off	--	--	2,690	0.04
Regulatory Liability	--	--	1,399	0.02
Total Adjustments	2,277	0.03	14,498	0.24

Net Ongoing Earnings Available to Common Shareholders	$88,753	$1.27	$75,031	$1.16

Avg. Diluted Shares - GAAP	69,784		65,769
Avg. Diluted Shares - Ongoing	69,784		64,781	(a	)
(a) Diluted shares used to calculate ongoing earnings per share assume that 3,910,000 shares of PNM Resources common stock issued in March 2005 for the TNP acquisition financing instead were issued June 6, 2005, the closing date of the TNP acquisition.

PNM RESOURCES, INC. AND SUBSIDIARIES
PRELIMINARY CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
		(In thousands, except per share amounts)
Operating Revenues:
Electric	$580,967	$518,529	$1,506,786	$1,103,648
Gas	69,001	78,258	345,346	325,752
Other	197	330	503	884
Total operating revenues	650,165	597,117	1,852,635	1,430,284

Operating Expenses:
Cost of energy sold	366,688	362,863	1,099,160	848,532
Administrative and general	69,599	60,589	201,215	154,684
Energy production costs	38,489	36,526	119,790	112,364
Depreciation and amortization	39,899	36,847	112,182	101,311
Transmission and distribution costs	19,723	21,179	60,087	50,292
Taxes, other than income taxes	18,382	17,184	53,607	36,626
Income taxes	20,847	11,771	37,284	21,795
Total operating expenses	573,627	546,959	1,683,325	1,325,604
Operating income	76,538	50,158	169,310	104,680

Other Income and Deductions:
Interest income	9,902	10,760	28,969	31,682
Other income	1,167	5,433	6,256	11,777
Carrying charges on regulatory assets	2,038	1,910	6,015	2,435
Other deductions	(1,519)	(6,360)	(5,532)	(10,038)
Other income taxes	(3,979)	(4,168)	(12,914)	(12,729)
Net other income and deductions	7,609	7,575	22,794	23,127

Interest Charges	40,171	28,714	105,232	64,538

Preferred Stock Dividend Requirements
of Subsidiary	132	536	396	2,736
Net Earnings	$43,844	$28,483	$86,476	$60,533

Net Earnings per Common Share
Basic	$0.63	$0.41	$1.25	$0.93
Diluted	$0.62	$0.41	$1.24	$0.92
Dividends Declared per Common Share	$0.22	$0.40	$0.66	$0.59

PNM RESOURCES, INC. AND SUBSIDIARIES
PRELIMINARY COMPARATIVE OPERATING STATISTICS

The following table shows PNM Electric revenues by customer class and average customers:

PNM Electric Revenues

	Nine Months Ended
	September 30,
	2006	2005	Variance
	(In thousands, except customers)
Residential	$168,138	$165,638	$2,500
Commercial	193,575	192,979	596
Industrial	47,070	46,597	473
Transmission	21,913	15,325	6,588
Other	16,133	15,369	764
Total	$446,829	$435,908	$10,921

Average customers	428,731	416,417	12,314

The amounts for average customers reflect traditional electric customers only and do not include transmission customers.

The following table shows PNM Electric sales by customer class:

PNM Electric Sales

	Nine Months Ended
	September 30,
	2006	2005	Variance
	(Megawatt hours)
Residential	2,092,291	2,014,615	77,676
Commercial	2,741,777	2,661,667	80,110
Industrial	999,991	967,269	32,722
Other	198,231	195,496	2,735
Total	6,032,290	5,839,047	193,243

The megawatt hours shown above reflect traditional electric revenues only; transmission does not have associated megawatt hours in a comparable fashion.

PNM RESOURCES, INC. AND SUBSIDIARIES
PRELIMINARY COMPARATIVE OPERATING STATISTICS

The following table shows TNMP Electric revenues by customer class and average customers:

TNMP Electric Revenues

	Nine Months Ended September 30,
		Post-Acquisition	Pre-Acquisition
	2006	June 6 - September 30(1)	January 1 - June 6(1)	Total 2005	Variance
	(In thousands, except customers)

Residential	$68,771	$36,333	$35,118	$71,451	$(2,680)
Commercial	68,752	30,151	38,685	68,836	(84)
Industrial	28,052	13,124	22,811	35,935	(7,883)
Other	28,807	11,068	16,206	27,274	1,533
Total	$194,382	$90,676	$112,820	$203,496	$(9,114)

Average customers	262,330			257,601	4,729

The following table shows TNMP Electric sales by customer class:

TNMP Electric Sales

	Nine Months Ended September 30,
		Post-Acquisition	Pre-Acquisition
	2006	June 6 - September 30(1)	January 1 - June 6(1)	Total 2005	Variance
	(Megawatt hours)

Residential	2,134,025	1,224,681	959,226	2,183,907	(49,882)
Commercial	2,123,641	870,043	889,023	1,759,066	364,575
Industrial	1,459,133	660,034	977,219	1,637,253	(178,120)
Other	93,349	41,922	50,675	92,597	752
Total	5,810,148	2,796,680	2,876,143	5,672,823	137,325

(1)
Under the Texas Electric Choice Act, customers of TNMP in Texas have the ability to choose First Choice or any other Retail Electric Provider (“REP”) to provide energy; however, TNMP delivers energy to customers within TNMP's service area regardless of the REP chosen. Therefore TNMP earns revenue for that delivery and First Choice earns revenue on the usage of that energy by its customers. The average customers reported above include 146,366 and 158,277 customers of TNMP at September 30, 2006 and 2005, respectively, who have chosen First Choice as their REP. The megawatt hours reported include 1,835,969 and 2,044,963 megawatt hours used by customers of TNMP during the nine months ended September 30, 2006 and 2005, respectively, who have chosen First Choice as their REP. These customers and megawatt hours are also included below in the First Choice segment. For PNMR consolidated reporting purposes, these are included only once in the consolidated amounts.

PNM RESOURCES, INC. AND SUBSIDIARIES
PRELIMINARY COMPARATIVE OPERATING STATISTICS

The following table shows PNM Gas revenues by customer class and average customers:

PNM Gas Revenues

	Nine Months Ended
	September 30,
	2006	2005	Variance
	(In thousands, except customers)
Residential	$214,703	$185,821	$28,882
Commercial	69,668	57,581	12,087
Industrial	3,219	1,523	1,696
Transportation (1)	10,136	10,193	(57)
Other	48,006	71,239	(23,233)
Total	$345,732	$326,357	$19,375

Average customers	480,761	470,026	10,735

The following table shows PNM Gas throughput by customer class:

PNM Gas Throughput

	Nine Months Ended
	September 30,
	2006	2005	Variance
	(Thousands of decatherms)
Residential	17,470	18,970	(1,500)
Commercial	6,877	7,115	(238)
Industrial	395	212	183
Transportation (1)	29,171	27,586	1,585
Other	5,395	8,834	(3,439)
Total	59,308	62,717	(3,409)

(1) Customer-owned gas.

PNM RESOURCES, INC. AND SUBSIDIARIES
PRELIMINARY COMPARATIVE OPERATING STATISTICS

The following table shows Wholesale revenues by customer class:

Wholesale Revenues

	Nine Months Ended
	September 30,
	2006	2005	Variance
	(In thousands)
Long-term contracts	$196,575	$115,238	$81,337
Short-term sales (1)	342,108	338,903	3,205
Total	$538,683	$454,141	$84,542

The following table shows Wholesale sales by customer class:

Wholesale Sales

	Nine Months Ended
	September 30,
	2006	2005	Variance
	(Megawatt hours)
Long-term contracts	2,999,905	1,940,063	1,059,842
Short-term sales	5,508,962	6,375,214	(866,252)
Total	8,508,867	8,315,277	193,590

(1) For comparative purposes, wholesale revenues for the nine months ended September 30, 2006 and 2005 have not been reclassified to a net margin basis in accordance with GAAP. The impact would be to reduce nine months ended September 30, 2006 and 2005 short-term sales revenues by $20.8 million and $27.6 million, respectively.

PNM RESOURCES, INC. AND SUBSIDIARIES
PRELIMINARY COMPARATIVE OPERATING STATISTICS

The following table shows First Choice revenues by customer class and average customers:

First Choice Electric Revenues

	Nine Months Ended September 30,
		Post-Acquisition	Pre-Acquisition
	2006	June 6 - September 30(1)	January 1 - June 6(1)	Total 2005	Variance
	(In thousands, except customers)

Residential	$267,878	$131,278	$98,161	$229,439	$38,439
Mass-Market	65,919	31,823	31,048	62,871	3,048
Mid-Market	89,941	27,844	39,800	67,644	22,297
Other	23,224	7,565	7,402	14,967	8,257
Total	$446,962	$198,510	$176,411	$374,921	$72,041

Actual customers (2)	233,941			214,009	19,932

The following table shows First Choice sales by customer class:

First Choice Electric Sales

	Nine Months Ended September 30,
		Post-Acquisition	Pre-Acquisition
	2006	June 6 - September 30(1)	January 1 - June 6(1)	Total 2005	Variance
	(Megawatt hours)

Residential	1,911,496	1,093,015	835,066	1,928,081	(16,585)
Mass-Market	440,422	260,607	283,370	543,977	(103,555)
Mid-Market	823,931	304,024	422,629	726,653	97,278
Other	38,089	16,514	24,418	40,932	(2,843)
Total	3,213,938	1,674,160	1,565,483	3,239,643	(25,705)

(1)	See note above in the TNMP Electric segment discussion.

(2)
Due to the competitive nature of First Choice’s business, actual customer count at September 30 is presented in the table above as a more representative business indicator. First Choice had 218,093 average customers and 216,313 average customers for the nine months ended September 30, 2006 and 2005, respectively.